Exhibit 10.2
STOCKHOLDERS AGREEMENT JOINDER
The undersigned is executing and delivering this joinder agreement (“Joinder Agreement”) pursuant to the Stockholders Agreement, dated as of October 27, 2021, by and among Fluence Energy, Inc., a Delaware corporation (the “Corporation”), and the other parties thereto, as amended and restated, restated, amended, supplemented or otherwise modified from time to time (the “Stockholders Agreement”). Capitalized terms used, but not defined, in this Joinder Agreement shall have the meanings ascribed to them in the Stockholders Agreement.
The undersigned hereby joins and enters into this Joinder Agreement having acquired shares of Class A Common Stock as a Permitted Transferee of Siemens AG, a party to the Stockholders Agreement. By executing and delivering to the Corporation this Joinder Agreement, the undersigned hereby agrees to become a party to the Stockholders Agreement, to succeed to all of the rights and obligations of a “Stockholder” and an “Siemens Related Party” and to be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the 14th day of October, 2025.

[Signature Pages Follow]

SPT HOLDING, SARL

By: /s/ Gruenewald Thomas
Name: Gruenewald Thomas
Title: CEO

By: /s/ Stoffel Denis
Name: Stoffel Denis
Title: CFO

Agreed and Accepted as of
October 14, 2025

FLUENCE ENERGY, INC.

By: /s/ Vincent W. Mathis
Name: Vincent W. Mathis
Title: SVP, Chief Legal and Compliance
Officer & Secretary